                                                                   Exhibit 10.30


                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                                 STORYBOOK INC.
                                       AND
                                 ESTELLE DEMUESY


         Agreement (this "Agreement") dated as of August __, 1998 by and between Storybook Inc., a Delaware corporation with offices at (the "Company"), and Estelle DeMuesy, an individual residing at 19823 Glen Brae Drive, CA 95070 (the "Executive").

         It is agreed as follows:

         1. EMPLOYMENT. The Company shall employ the Executive as President of the Company, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth on this Agreement for the Employment Period (as defined below).

         2. POSITION AND DUTIES. (a) During the Employment Period, Executive shall render such services to the Company and its affiliates in her capacity as President as the Company's board of directors (the "Board") may from time to time direct and which are commensurate with Executive's title and position.

                  (b) Executive shall devote all reasonable efforts and her full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Executive shall perform her duties and responsibilities to the best of her abilities in a diligent, trustworthy, businesslike and efficient manner.

                  (c) For purposes of this Agreement, "affiliate" shall mean any corporation or other entity of which the Company (or any corporation or entity controlling the Company) has at least a 49% equity or voting interest.

                  (d) The Company shall use its best efforts to cause the Executive to be elected to the Company's board of directors during the Employment Period.

         3. BASE SALARY AND BENEFITS. (a) During the Employment Period, Executive's base salary shall be not less than $73,333 per annum (the "Base Salary") from the Effective Date (as defined below) until February 1, 1999, at which time such Base Salary shall be increased to one hundred eighty thousand dollars ($180,000), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate, at the Company's expense (except for such copayments as are generally required of the Company's managerial employees), in all of the Company's benefit and retirement programs (including medical benefits for Executive and her immediate family) for which managerial employees of the Company are generally eligible. Executive shall be entitled to not less than three (3) weeks of paid vacation during the first year of employment and four weeks of vacation thereafter, which if not taken, unless otherwise required by law, may not be carried forward to any subsequent year unless the Board approves such vacation carry.

                  (b) The Company shall reimburse Executive for all reasonable expenses incurred by her in the course of performing her duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

                  (c) In addition to the Base Salary, the Board may, in its sole discretion, establish bonus pool and award a bonus from such pool to Executive following the end of each fiscal year during the Employment Period, based upon Executive's performance relative to agreed-upon Company operating targets and the operating results of dELiA*s Inc. during such year.

         4. TERM. (a) The Employment Period shall commence on the Effective Date (as defined below) and continue until the second anniversary thereof; provided that the Employment Period shall terminate earlier: (i) upon Executive's resignation, death or permanent disability or incapacity as determined by the Board in its good faith ("Disability"); (ii) in accordance with subparagraph (c) below; or (iii) upon written notice to Executive, at any time, for Cause, as defined in subparagraph (b) below.

                  (b) For purposes of this Agreement, "Cause" shall mean (i) a material breach of this Agreement by Executive that, if capable of being remedied, Executive fails to remedy within 30 days after written notice, (ii) any breach of Executive's duty of loyalty to the Company or any of its affiliates or act of fraud or intentional material dishonesty with respect to the Company or any of its affiliates, (iii) the commission by Executive of a felony involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its affiliates, (iv) failure by the Executive to report for work for any significant period of time other than for reasonable personal excuses, (v) willful or repeated refusal by the Executive to perform such lawful duties as may be delegated or assigned by the Board and that are commensurate with the Executive's position with the Company, or (vi) willful misconduct or gross negligence in the performance of Executive's duties to the Company.

                  (c) Executive may, at any time during the Employment Period by written notice to the Company, terminate the Employment Period for "Good Reason" effective upon such notice. "Good Reason" means (i) a material breach by the Company of any material provision of this Agreement that the Company fails to remedy or cease within 15 days after written notice thereof to the Company or
(ii) the relocation of the Company's executive offices to a location outside of the "Bay Area" in California; it being understood that the historical facilities of the Storybook Heirlooms business are deemed to be within the Bay Area for purposes hereof.

         5. VOLUNTARY SEPARATION.

                  (a) In the event of termination of the Employment Period upon Executive's voluntary resignation, death or Disability, the Company shall pay to Executive within five days all sums accrued and unpaid to the date of termination (including unused vacation in accordance with the policies of dELiA*s Inc. with respect to its executive officers then in effect) and Executive shall not be entitled to receive her Base Salary, any severance pay or any fringe benefits or bonuses for periods after such termination of the Employment Period.

                  (b) If the Employment Period is terminated by the Company without Cause or by the Executive for Good Reason in accordance with Section 4(c), the Company (i) shall continue to pay the Executive at the higher of $180,000 or the Executive's then-current Base Salary (determined pursuant to Section 3) at the time of termination for a period of one year following such termination. The provisions of this Section 5(b) and of Section 5(a) shall constitute Executive's sole and exclusive remedy in connection with termination of the Employment Period by the Company without Cause or by the Executive for Good Reason in accordance with Section 4(c). If the Company fails to perform its obligations under Section 5(a) and this Section 5(b) after notice from the Executive and 10 days for the Company to cure, Executive's remedies shall not be limited by this Agreement. dELiA*s Inc. hereby unconditionally guarantees the obligations of the Company under this Section 5(b).

         6. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, trade secrets, observations, confidential knowledge and data obtained by her while employed by the Company concerning the business, new, planned or existing products and services, or affairs of the Company, its customers or any affiliate of the Company ("Confidential Information") are the property of the Company or such affiliate. Therefore, the Executive agrees that she shall not, at any time during her employment under this Agreement and for a period of two years subsequent thereto, disclose to any third party except in the performance of her duties hereunder or as may be required by law, any Confidential Information except for such information which has become publicly available other than by an act or omission of the Executive. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer files, printouts and software and other documents and data (and all copies thereof) relating to the Confidential Information, work product or the business of the Company or any affiliate which she may then possess or have under her control.

         7. NON-COMPETE; NON-SOLICITATION.

                  (a) Executive agrees that during the Employment Period and for a period of 18 months from the termination thereof (the "Non-Competition Period"), she will not directly, either for her own account or for the benefit of any person, firm or corporation, engage in any business activity competitive with the retail, mail order or team sales soccer businesses of the Company (a "Competing Business Activity"). For purposes hereof, Competing Business Activities shall mean direct marketing of clothing for children or teen-agers.

                  (b) Executive agrees that during the Non-Competition Period, Executive shall not discuss or accept any relationship, whether as a consultant, representative, employee, executive, officer, director, manager or otherwise, with any person, firm or corporation which is engaged in a Competing Business Activity.

                  (c) During the Non-Competition Period, Executive shall not directly or indirectly own or be a stockholder, partner of, or otherwise participate in any company that is engaged in a Competing Business Activity. Notwithstanding the above, Executive may hold up to a one percent (1%) interest in any publicly held or traded company and shall have an unlimited right to invest in any mutual fund which is publicly traded or managed by a major financial institution.

                  (d) During the Non-Competition Period, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any affiliate to leave the employ of the Company or such affiliate, or in any way interfere with the relationship between the Company or any affiliate and any employee thereof, (ii) hire any person who was an employee of the Company or any affiliate at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, consultant or other business relation of the Company or affiliate to cease doing business with the Company or such affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee, consultant or business relation and the Company or any affiliate (including, without limitation, making any negative statements or communications about the Company or its affiliates).

                  (e) During the Non-Competition Period, Executive shall inform any prospective new employer or associate prior to accepting any employment or any business relationship of the existence of this Agreement and provide such employer or associate with a copy of this Agreement.

                  (f) In the event any covenant made in this Agreement shall be more restrictive than permitted by applicable law, it shall be limited to the extent which is so permitted. Nothing in this Agreement shall be construed as to prevent the Company from pursuing any and all remedies available to it for the breach or threatened breach of covenants made in this Agreement, including recovery of money damages or temporary or permanent injunctive relief. Accordingly, Executive acknowledges that the remedy at law for breach of the provisions of this Agreement may be inadequate and that, in addition to any other remedy the Company may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages.

                  (g) Notwithstanding anything to the contrary contained in this
Section 7, nothing contained in this Section 7 shall be construed so as to prohibit the Executive from being employed by a company or entity that engages in a Competing Business Activity so long as Executive is not responsible for, does not report to or have any involvement, whether direct or indirect, with any division or unit of said company engaged in such Competing Business Activity.

                  (h) Notwithstanding anything to the contrary contained in this
Section 7, the Non-Competition Period shall not be construed to extend beyond the date of termination of the Employment Period if the Employment Period has terminated by the Company without Cause or by the Executive for Good Reason.

         8. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered by hand, when telecopied upon confirmation of receipt or one day after being mailed by registered mail, return receipt requested, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other in accordance with this provision):

                  If to Executive:

                  at the address written above


                  If to the Company:

                           Storybook Inc.
                           435 Hudson Street
                           New York, New York 10014
                           Attention:  Chairman
                           Fax: (212) 627-8350

                  with a copy to:

                           dELiA*s Inc.
                           435 Hudson Street
                           New York, New York 10014
                           Attention: Legal Department
                           Fax: (212) 807-9069

         9. EXECUTIVE'S REPRESENTATIONS. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and
(iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that she has consulted with independent legal counsel regarding her rights and obligations under this Agreement or has had an opportunity to do so and that she fully understands the terms and conditions contained herein.

         10. CONDITION PRECEDENT AND EFFECTIVENESS. The consummation of the Company's acquisition of substantially all the assets of the Storybook Heirlooms business is a condition precedent to the Company's obligations hereunder. As used herein, "Effective Date" shall mean the date such acquisition is consummated.

         11. STOCK OPTIONS. On the Effective Date, the Company and the Executive shall enter into the Storybook Stock Option Agreement annexed hereto as EXHIBIT
A. In addition, the dELiA*s Inc. shall grant to the Executive options to purchase shares of dELiA*s Inc. common stock under the dELiA*s Inc. Amended and Restated 1996 Stock Incentive Plan (the "Plan") in accordance with the schedule set forth below with the vesting terms set forth below and at an exercise price equal to the closing price of dELiA*s Inc. common stock on the date of grant, which options shall be subject to the standard terms and conditions applicable to such dELiA*s Inc. stock options. The dELiA*s Inc. common stock issuable under the Plan is registered for resale under the Securities Act of 1933 and there are no restrictions under the Plan on transferability of such shares. Each of the options granted hereunder shall be treated as an "incentive stock option" to the extent permissible by law.



                              Number of
Grant Date                     Options                   Vesting
-------------------           ---------     ------------------------------------


Effective Date                50,000        12.5% on each of the first eight
                                            six-month anniversaries of the
                                            Effective Date

the date of the               5,000         100% 6 months from the date of grant
next dELiA*s Inc.
stockholders' meeting



         12. MISCELLANEOUS.

                  (a) This Agreement may not be changed or terminated orally.

                  (b) Executive may not assign any of her rights or delegate any of her duties under this Agreement. The Company may assign any or all of its rights under this Agreement to any subsequent owner of the Company's business or any affiliate, and the assignee shall have the right to enforce this Agreement to the same extent as the Company.

                  (c) No waiver of any term or condition of this Agreement shall be deemed to be a waiver of any subsequent breach of that term or condition or any breach of any other term or condition of this Agreement.
Any waiver must be in writing.

                  (d) If any provision of this Agreement would be deemed invalid or unenforceable for any reason, including, without limitation, because of its geographic or business scope or duration, such provision shall be construed in such a way as to make it valid and enforceable to the maximum extent possible. Any invalidity or unenforceability of any provision in this Agreement shall not affect or render invalid or unenforceable any other provision of this Agreement or any other agreement or instrument.

                  (e) This Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to principles or rules of choice or conflicts of laws of such State or any such other State in which any action may be brought relating to this Agreement.

                  (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same Agreement.

                  (g) This Agreement contains a complete statement of all the arrangements between the parties with respect to their subject matter, supersede any previous agreements between them relating to that subject matter, and cannot be amended, modified or terminated except in a written document executed by all the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                   STORYBOOK INC.

                                   By:  /s/ ALEX S. NAVARRO
                                        ------------------------------------
                                            Alex S. Navarro
                                            Senior Vice President--
                                            Development and
                                            Legal Affairs


                                   dELiA*s Inc. (as to Sections 5(b) and 11)

                                   By:  /s/ ALEX S. NAVARRO
                                        ------------------------------------
                                            Alex S. Navarro
                                            Senior Vice President--
                                            Development and
                                            Legal Affairs


                                   ESTELLE DEMUESY

                                   /s/  ESTELLE DEMUESY
                                   -----------------------------------------

                                               EXHIBIT A TO EMPLOYMENT AGREEMENT


                             STOCK OPTION AGREEMENT
                                     BETWEEN
                       STORYBOOK INC. AND ESTELLE DEMUESY
                            DATED SEPTEMBER __, 1998

         Storybook Inc., a Delaware corporation (the "Company"), hereby grants Estelle DeMuesy (the "Optionee"), residing at 19823 Glen Brae Drive, CA 95070, an option (the "Option") to purchase from the Company that number of shares of common stock ("Common Stock") of the Company equal to the product of .125 and the number of Parent Shares (as defined below) (subject to adjustment pursuant to paragraph 5 below) (the "Option Shares") at the Exercise Price per share on the terms and conditions set forth in this stock option agreement (this "Agreement"). "Parent Shares" means the number of shares of Common Stock issued to dELiA*s Inc. upon organization of the Company (the "Parent Shares").

         1. EXERCISABILITY. Subject to the provisions of paragraphs 4(b) and 5 below, the Optionee may exercise the Option on and after the second anniversary of the date hereof; in no event, however, may the Option be exercised later than the tenth anniversary of the date hereof.

         2. NONTRANSFERABILITY. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or her legal representative.

         3.  METHOD OF EXERCISE.

         (a) The Option is exercisable with respect to all, or from time to time with respect to any portion, of the Option Shares then permitted to be purchased under this Agreement by delivering written notice of exercise of the Option, in the form prescribed by the board of directors of the Company (the "Board"), to the Chairman of the Board. Each such notice shall specify the number of Option Shares with respect to which the Option is being exercised, and shall be accompanied by payment in full, in cash or by certified check, of the purchase price of such Option Shares. The Company may require the person exercising the Option to pay the Company an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any stock certificates representing Option Shares. If the person exercising the Option so requests, Option Shares purchased may be issued in the name of the Optionee and another person jointly with right of survivorship.

         (b) If, at the time of an exercise of the Option, a registration statement under the Securities Act of 1933 is not effective with respect to the Option Shares issuable upon such exercise, and the Company believes the Option Shares can be issued pursuant to an exemption from registration, it shall be a condition precedent to the effective exercise of the Option that the person exercising the Option give the Company a written representation and undertaking, reasonable under the circumstances and reasonably satisfactory in form and substance to the Company, to assure compliance by the Company, on terms acceptable to the Company, with the provisions of the Securities Act of 1933 and any other applicable legal requirements.

         (c) The Company may place upon the face of any stock certificates representing Option Shares issued upon exercise of the Option appropriate legends referring to the provisions of any representation or undertaking referred to in this Agreement and to assure compliance with the

Securities Act of 1933.

         4. EFFECT OF TERMINATION OF EMPLOYMENT.

         (a) If the Optionee's employment with the Company terminates as a result of the Optionee's death or as a result of the Optionee's disability in accordance with the employment agreement dated as of August __, 1998 between the Company and the Optionee (the "Employment Agreement"), or if the Company terminates the Optionee's employment with the Company other than for Cause (as defined in the Employment Agreement), or if the Company fails to renew the Employment Agreement other than for Cause, or if the Optionee terminates her employment for "Good Reason" (as defined in the Employment Agreement) or if the Optionee fails to renew the Employment Agreement other than for Good Reason in accordance with the Employment Agreement (the foregoing circumstances are collectively referred to as "Paragraph 4(a) Termination Circumstances"), the Option shall continue to become exerciseable in accordance with paragraph 1 hereof.

         (b) If the Optionee's employment with the Company terminates for any reason other than in a Paragraph 4(a) Termination Circumstance, the portion of the Option, if any, that was not yet exercisable pursuant to paragraph 1 hereof shall not thereafter become exercisable.

         5. ADJUSTMENTS.

         (a) If there is any stock dividend, stock split or combination of shares of Common Stock or similar recapitalization or restructuring (an "Adjustment Event"), the number and kind of shares then subject to this Agreement shall be proportionately and appropriately adjusted as determined in good faith by the board of directors of the Company; no change shall be made in the aggregate purchase price to be paid for all Option Shares subject to the Option, but the aggregate purchase price shall be allocated among all Option Shares after giving effect to such adjustment. Any such adjustment shall be the same as made with respect to options issued under the Plan. Prior to the exercise of Option in whole or in part, the Company shall not issue any shares of Common Stock, other than (i) in an Adjustment Event, (ii) for consideration determined in good faith by the Board to be fair, (iii) in connection with a Proposed Transaction (as defined below), (iv) in connection with a public offering of Common Stock or (v) in a transaction treated by the Company as if it were an Adjustment Event and the Option is adjusted in accordance therewith, without the consent of Optionee, which consent shall not be unreasonably withheld unless such issuance is treated by the Company as if it were an Adjustment Event and the Option is adjusted in accordance therewith.

         (b) In the event of a Change in Control (as defined in the dELiA*s Inc. Amended and Restated 1996 Stock Incentive Plan (the "Plan"), the Option (and the Option Shares) shall be treated by the Company as if the Option were an option granted under the Plan.

         (c) In the event of a sale of all or substantially all of the assets of the Company, the Option shall become immediately exercisable. In the event of such a sale, and if Optionee has exercised the Option, the Company shall distribute the proceeds of such sale on a pro-rata basis to its stockholders, including Optionee (to the extent Optionee is a stockholder).

         6. NO RIGHTS. Nothing in the Option shall confer on the Optionee any right to continue in the employ of the Company or any affiliate thereof or to continue to perform services for the Company or interfere in any way with the right of the Company to terminate the Optionee's employment or services at any time or give any claim by the Optionee against the Company in respect of any such termination (other than any claim expressly set forth in the Employment Agreement). The Optionee shall not, by virtue of holding the Option, be entitled to any rights of a stockholder in the Company.

         7. ADMINISTRATIVE REGULATIONS. All decisions of the Board that are made in good faith upon any question arising under the Option, shall be conclusive and binding upon the Optionee and any person to whom rights under this Agreement may have been transferred by will or by the laws of descent and distribution.

         8. NOTICES. All notices, requests and documents to be given under this Agreement shall be in writing and shall be either delivered personally or mailed by first-class registered or certified mail, return receipt requested, to the appropriate party.

         9. ACCEPTANCE BY OPTIONEE. The acceptance by the Optionee of the Option constitutes acceptance of and agreement to all the terms and conditions contained in this Agreement.

         10. GOVERNING LAW. This Agreement contains a complete statement of all the terms of the Option, cannot be changed or terminated orally, and shall be governed by the law of the State of Delaware applicable to agreements made and to be performed in Delaware.

         11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same Agreement.

         12. COMPLETE STATEMENT. This Agreement contains a complete statement of all the arrangements between the parties with respect to their subject matter, supersede any previous agreements between them relating to that subject matter, and cannot be amended, modified or terminated except in a written document executed by all the parties hereto.

         13. TAG-ALONG; DRAG-ALONG; FIRST REFUSAL. The provisions of this
Section 13 shall become effective only following exercise of the Option by the Optionee.

         (a) DRAG ALONG. If dELiA*s Inc. proposes a transaction which would cause the sale or other transfer for consideration by dELiA*s Inc. of an amount of Common Stock of the Company, which, if completed, would result in a person or entity (other than dELiA*s Inc. or its direct or indirect subsidiaries or affiliates) acquiring more than 50% of the outstanding Common Stock of the Company (a "Proposed Transaction"), then dELiA*s Inc. shall give written notice (a "Transaction Notice") to the Optionee describing the material terms of the Proposed Transaction. dELiA*s Inc. shall be entitled to require the Optionee to include in such Transaction all of such Optionee's shares of Common Stock; provided, however, that no Optionee shall be required to enter into any Proposed Transaction pursuant to this Section 13(a) unless the terms and conditions of the Proposed Transaction provide that such Optionee's liability will be several and not joint and several, and (ii) such Optionee's liability will be capped at the market value, determined at the of receipt, of the net pre-tax proceeds to be received by such Optionee pursuant to the terms of the Proposed Transaction.

         (b) TAG ALONG. In connection with any Proposed Transaction, the Optionee shall have a right to include in such Proposed Transaction up to the number of Option Shares computed by multiplying (i) the total number of shares of Common Stock of the Company proposed to be sold or otherwise disposed of by dELiA*s Inc. pursuant to the Proposed Transaction by (ii) a fraction, the numerator of which shall equal the aggregate number of Option Shares owned by such Optionee and the denominator of which shall equal the number of shares of the Common Stock of the Company issued and outstanding on a fully diluted basis on such date. Any Optionee desiring to exercise her or her tag-along right must deliver a written of exercise to dELiA*s Inc. within 10 days after the date dELiA*s Inc. gives the Notice to such Optionee.

         (c) SAME TERMS AND CONDITIONS. In the case of both the drag-along described in Section 13(a) and the tag-along rights described in 13(b), a sale of Option Shares by Optionee shall be the same price per share (in both amount and purchase medium) applicable to the sale of the shares of Common Stock of the Company by dELiA*s Inc. and otherwise shall be on terms and conditions at least as favorable as those applicable to dELiA*s Inc.

         (d) If Optionee shall receive an offer to purchase its Option Shares or if Optionee shall wish to enter into an agreement for the sale of such Option Shares, Optionee shall first give written notice to dELiA*s Inc. setting forth the name of the proposed purchaser, the purchase price, and all terms and conditions of the proposed sale. Within twenty (20) calendar days following the delivery or mailing of said notice, dELiA*s Inc. or its designee shall have the right to purchase the Option Shares upon the same terms and conditions. Said right shall be exercised by delivering or mailing such election to Optionee prior to the expiration of said calendar days. If dELiA*s Inc. shall not elect to make such purchase within said time, and the sale is made in accordance with the terms set forth in the notice, Optionee shall not have a right to purchase upon any resale by the person who acquires such Option Shares from Optionee..

         14. ANNEX 1. Attached to this Agreement as ANNEX 1 is a statement of
(i) the proposed list of assets to be owned by the Company following the acquisition by the Company and its affiliates of assets from the estate of Fulcrum Direct Inc.; and (ii) the proposed initial equity structure of the Company. The Company or dELiA*s Inc. may modify this Annex 1 at any time prior to the consummation of the Acquisition provided that such modification does not materially affect the economic interests of the Optionee.

         15. AGREEMENT TO NEGOTIATE. Without specific obligation, the Company and the Optionee agree to, within 30 days of the second anniversary of this Agreement, negotiate in good faith mechanisms to increase the liquidity of the Option, recognizing the concerns of the Optionee, the Company and the Company's stockholders. In the event that dELiA*s Inc. fails to negotiate in good faith and Optionee subsequently terminates its employment with the Company, the Optionee shall tehreupon be released from its obligations under Section 7 of the Employment Agreement.


                            [SIGNATURE PAGE FOLLOWS]

                   [SIGNATURE PAGE TO STOCK OPTION AGREEMENT]


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                   STORYBOOK INC.

                                   By:
                                      -----------------------------------------
                                            Alex S. Navarro
                                            Senior Vice President--
                                              Development and
                                              Legal Affairs


                                   ESTELLE DEMUESY


                                   --------------------------------------------

ANNEX 1


ASSETS TO BE ACQUIRED



Storybook Inc.                            dELiA*s Properties Inc.    dELiA*s Interactive Company
----------------------------------        -----------------------    ---------------------------


Customer Lists                            All Trademarks             Domain Names
 (including Storybook Heirlooms
  Zoe, After the Stork, Playclothes
  and Just for Kids list)

Leases

Personal Property and Equipment

Storybook Inventory

Zoe Inventory

All Other Assets (other than
 trademarks and domain names)


In addition, dELiA*s Properties Inc. shall license to Storybook Inc. on a perpetual, irrevocable basis the right to use the Storybook Heirlooms trademark pursuant to a customary trademark license agreement to be entered into concurrently with or subsequent to the Effective Date (as defined in the Employment Agreement).


EQUITY STRUCTURE OF STORYBOOK INC.

Number of Authorized Shares:  1,000 shares of common stock
Number of Shares to be Issued to dELiA*s Inc. upon Organization:  80
Number of Shares Reserved for Issuance to DeMuesy and Bruml: 20 (subject to adjustment based on stock splits, stock dividends, recapitalizations, etc.)


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